EXHIBIT 99

CEO and Acting CFO Certification

In accordance with Section 906 of the Sarbanes-Oxley Act, the undersigned officer of Atlantic Tele-Network, Inc. (the “Company”) hereby certifies that the 10-K Report of the Company being filed today with the SEC fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act and that the information contained in said report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ATLANTIC TELE-NETWORK, INC.

Date: March 31, 2003	By:	/s/ CORNELIUS B. PRIOR, JR.

Cornelius B. Prior, Jr. Chief Executive Officer Acting Chief Financial Officer Chairman of the Board